Exhibit 99.1
Avid Technology Announces Q2 2020 Results

68% Year-Over-Year Subscription Revenue Growth Driven by Continued Increase in Paid Subscriptions with Net Increase of 24,000 Subscriptions in the Quarter

Operating Income Increased 214% Year-Over-Year from Improved Gross Margin and Significantly Reduced Operating Expenses

BURLINGTON, Mass., August 3, 2020 -- Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced its second quarter 2020 financial results.

During the second quarter, the Recurring Revenue components of the company’s business were resilient despite the COVID-19 global pandemic. The Company reported record subscription revenue of $16.4 million, up 68% year-over-year and maintenance revenue was stable, resulting in 8.5% year-over-year growth in Annual Contract Value. Also, in the quarter, Avid significantly improved its profitability as a result of higher gross margin coupled with a more efficient cost structure. The year-over-year improvement in gross margin of 760 basis points was a result of a greater portion of revenue coming from higher-margin software in the quarter and benefits from expense reductions in non-material cost of sales. Profitability was also enhanced by the $11 million year-over-year reduction in operating expenses in the quarter, which the Company will continue to closely manage towards the target of at least a $30 million reduction for fiscal 2020.

For the second quarter, total revenue declined year-over-year, as the non-Recurring Revenue portions of the Company’s business related to product and professional services continued to be negatively impacted by weaker demand as a result of the COVID-19 global pandemic, which has caused the postponement or cancellation of many live music and major sporting events, and the temporary suspension of many film and television productions.

During the quarter, the Company repaid the remaining $28.9 million of outstanding convertible notes at their maturity using available cash. As of June 30, 2020, the Company had $55.7 million in cash and cash equivalents. The Company’s leverage ratio under the financing agreement dropped to 4.3x as of June 30, 2020, as a result of the year-over-year increase in Adjusted EBITDA in the quarter, and the Company remains well below the covenant levels in the financing agreement as amended in May 2020.

Second Quarter 2020 Financial and Business Highlights

•Subscription revenue was $16.4 million, up 68.3% year-over-year.
•Paid Cloud-enabled software subscriptions increased by approximately 24,000 during the quarter, to approximately 242,000 at June 30, 2020, an increase of 63.9% year-over-year in total paid subscriptions.
•Subscription and Maintenance revenue was $47.0 million, up 13.5% year-over-year.
•Total revenue was $79.3 million, down (19.7%) year-over-year.
•Gross margin was 65.0%, up 760 basis points year-over-year. Non-GAAP Gross Margin was 65.4%, up 600 basis points year-over-year.
•Operating expenses were $43.5 million, a decrease of (19.6%) year-over-year. Non-GAAP Operating Expenses were $40.5 million, a decrease of (21.7%) year-over-year.
•Operating income was $8.1 million, an increase of 214.0% year-over-year. Non-GAAP Operating Income was $11.3 million, an increase of 65.2% year-over-year.
•Adjusted EBITDA was $13.5 million, an increase of 43.3% year-over-year. Adjusted EBITDA Margin was 17.0%, up 750 basis points year-over-year.
•Net income per common share was $0.04, up from a loss per common share of ($0.25) in the second quarter of 2019. Non-GAAP Net Income per Share was $0.12, up from Non-GAAP Net Income per Share of $0.02 in the second quarter of 2019.

•Net cash (used in) operating activities was ($3.5) million in the quarter, a decrease of ($0.8) million compared to Net cash (used in) operating activities of ($2.7) million in the second quarter of 2019.
•Free Cash Flow was ($5.2) million, a decrease of ($0.7) million compared to ($4.5) million in the second quarter of 2019.
•LTM Recurring Revenue was 69.8% of the Company’s revenue for the 12 months ended June 30, 2020, up from 58.1% for the 12 months ended June 30, 2019.
•Annual Contract Value was $265.3 million as of June 30, 2020, up 8.5% from $244.6 million as of June 30, 2019.

Jeff Rosica, Avid’s CEO and President stated, “While the COVID-19 pandemic continued to negatively impact the Company’s business during the second quarter, we are pleased with the strength of our creative subscription business, which continued its strong growth in the quarter, and with the resilience of our recurring revenue business. COVID-19 continues to temporarily reduce customer demand for parts of our non-recurring product business, but we expect demand to gradually improve as we get further into the second half of 2020.” Mr. Rosica continued, “The COVID-19 pandemic has also created opportunities to grow strategic portions of the business. We are adjusting our strategy and our investments to respond to the changes in the market which are informed by ongoing discussions with customers across the media industry, placing greater focus on the products and solutions that we believe will drive profitable growth as we emerge in the post-COVID environment. We are committed to making the changes we need to make to ensure that Avid exits this pandemic as a stronger and more profitable company.”

Ken Gayron, Executive Vice President and Chief Financial Officer of Avid, said, “We made substantial progress in driving our higher margin revenue streams and improving our cost structure in the second quarter, resulting in strong growth in profitability.” Mr. Gayron continued, “We also made significant progress in improving our working capital position in the quarter, including by reducing accounts payable by more than $17 million during the quarter, that we believe should provide a strong foundation for improved Free Cash Flow in the second half of 2020. Finally, we expect to see continued improvement in our balance sheet and leverage position that we believe should enable the Company to improve its cost of capital and profitability over time.”

Conference Call to Discuss Second Quarter 2020 Results on August 3, 2020

Avid will host a conference call to discuss its financial results for the second quarter of 2020 on Monday, August 3, 2020 at 5:30 p.m. ET. Participants may join the webcast in listen-only mode and access the presentation slides using the link on the Avid Investor Relations website, which can be found on the events tab at ir.avid.com. Participants who would like to ask a question, can access the call by dialing +1 323-289-6576 and referencing confirmation code 7030762. Please connect at least 15 minutes in advance to ensure a timely connection to the call. A replay of the call will also be available for a limited time on the Avid Investor Relations website shortly after the completion of the call.

Non-GAAP Financial Measures and Operational Metrics

Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Operating Income, and Non-GAAP Net Income (Loss) per Share. The Company also includes the operational metrics of Cloud-enabled software subscriptions, Recurring Revenue, LTM Recurring Revenue % and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures and operational metrics are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures presented in this press release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of all operational metrics. Unless noted, all financial and operating information is reported based on actual exchange rates.

Forward-Looking Statements

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms.

Readers of this press release should understand that these forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

These risks, uncertainties, and factors include, but are not limited to: risks related to the impact of the coronavirus (COVID-19) outbreak on our business, suppliers, consumers, customers and employees; our liquidity; our ability to execute our strategic plan including our cost saving strategies, and to meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; risks related to the availability and prices of raw materials, including any negative effects caused by inflation, weather conditions, or health pandemics; disruptions or inefficiencies in our supply chain and/or operations, including from the COVID-19 outbreak; the costs, disruption, and diversion of management's attention due to the COVID-19 outbreak; the possibility of legal proceedings adverse to our Company; and other risks described in our reports filed from time to time with the U.S. Securities and Exchange Commission. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements includes in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law.

About Avid

Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world—from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe®™, Maestro™, and PlayMaker™. For

more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2020 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, NewsCutter, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Contacts
Investor contact:        PR Contact:
Whit Rappole         Jim Sheehan
Avid          Avid
ir@avid.com         jim.sheehan@avid.com
(978) 275-2032         (978) 640-3152

AVID TECHNOLOGY, INC.
Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net revenues:
Products	$27,635	$50,326	$62,346	$104,722
Services	51,646	48,375	103,388	97,298
Total net revenues	79,281	98,701	165,734	202,020

Cost of revenues:
Products	16,954	28,058	37,916	55,658
Services	10,765	12,195	23,105	24,682
Amortization of intangible assets	—	1,788	—	3,738
Total cost of revenues	27,719	42,041	61,021	84,078
Gross profit	51,562	56,660	104,713	117,942

Operating expenses:
Research and development	13,068	15,180	28,493	31,465
Marketing and selling	19,690	26,129	44,979	51,007
General and administrative	10,604	12,721	23,348	26,509
Amortization of intangible assets	—	332	—	695
Restructuring costs, net	140	(269)	285	289
Total operating expenses	43,502	54,093	97,105	109,965

Operating income	8,060	2,567	7,608	7,977

Interest and other expense, net	(5,498)	(13,290)	(10,781)	(18,475)
Income (loss) before income taxes	2,562	(10,723)	(3,173)	(10,498)
Provision for income taxes	717	—	839	438
Net income (loss)	$1,845	$(10,723)	$(4,012)	$(10,936)

Net income (loss) per common share – basic and diluted	$0.04	$(0.25)	$(0.09)	$(0.26)

Weighted-average common shares outstanding – basic	43,719	42,560	43,486	42,305
Weighted-average common shares outstanding – diluted	44,180	42,560	43,486	42,305

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP revenue
GAAP revenue	$79,281	$98,701	$165,734	$202,020

Non-GAAP Gross Profit
GAAP gross profit	$51,562	$56,660	$104,713	$117,942
Amortization of intangible assets	—	1,788	—	3,738
Stock-based compensation	275	167	475	235
Non-GAAP Gross Profit	$51,837	$58,615	$105,188	$121,915
Non-GAAP Gross Margin	65.4%	59.4%	63.5%	60.3%

Non-GAAP Operating Expenses
GAAP operating expenses	$43,502	$54,093	$97,105	$109,965
Less Amortization of intangible assets	(105)	(332)	(201)	(695)
Less Stock-based compensation	(2,450)	(1,838)	(4,359)	(3,507)
Less Restructuring costs, net	(140)	269	(285)	(289)
Less Restatement costs	—	(6)	—	2
Less Acquisition, integration and other costs	—	(274)	183	(425)
Less Efficiency program costs	(235)	(155)	(366)	(158)
Less COVID-19 related expenses	(62)	—	(248)	—
Non-GAAP Operating Expenses	$40,510	$51,757	$91,829	$104,893

Non-GAAP Operating Income
GAAP operating income	$8,060	$2,567	$7,608	$7,977
Amortization of intangible assets	105	2,120	201	4,433
Stock-based compensation	2,726	2,005	4,835	3,742
Restructuring costs, net	140	(269)	285	289
Restatement costs	—	6	—	(2)
Acquisition, integration and other costs	—	274	(183)	425
Efficiency program costs	235	155	366	158
COVID-19 related expenses	62	—	248	—
Non-GAAP Operating Income	$11,328	$6,858	$13,360	$17,022

Adjusted EBITDA
Non-GAAP Operating Income (from above)	$11,328	$6,858	$13,360	$17,022
Depreciation	2,172	2,564	4,314	4,992
Adjusted EBITDA	$13,500	$9,422	$17,674	$22,014
Adjusted EBITDA Margin	17.0%	9.5%	10.7%	10.9%

Non-GAAP Net Income
Non-GAAP Operating Income (from above)	$11,328	$6,858	$13,360	$17,022
Less Non-GAAP Interest and other expense	(5,498)	(5,994)	(10,774)	(11,179)
Less Non-GAAP Income Tax	(748)	21	(880)	(455)
Non-GAAP Net Income	$5,082	$885	$1,706	$5,388
Weighted-average common shares outstanding - basic	43,719	42,560	43,486	42,305
Weighted-average common shares outstanding - diluted	44,180	43,532	44,227	43,130
Non-GAAP Earnings Per Share - basic and diluted	$0.12	$0.02	$0.04	$0.13

Free Cash Flow
GAAP net cash (used in) provided by operating activities	$(3,507)	$(2,713)	$(9,112)	$3,663
Capital expenditures	(1,733)	(1,809)	(3,212)	(3,576)
Free Cash Flow	$(5,240)	$(4,522)	$(12,324)	$87
Free Cash Flow conversion of Adjusted EBITDA	(38.8)%	(48.0)%	(69.7)%	0.4%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Consolidated Balance Sheets
(unaudited - in thousands, except per share data)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$55,662	$69,085
Restricted cash	1,663	1,663
Accounts receivable, net of allowances of $2,160 and $958 at June 30, 2020 and December 31, 2019, respectively	52,909	73,773
Inventories	29,650	29,166
Prepaid expenses	9,658	9,425
Contract assets	18,246	19,494
Other current assets	5,588	6,125
Total current assets	173,376	208,731
Property and equipment, net	18,421	19,580
Goodwill	32,643	32,643
Right of use assets	28,876	29,747
Long-term deferred tax assets	7,078	7,479
Other long-term assets	4,974	6,113
Total assets	$265,368	$304,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,853	$39,888
Accrued compensation and benefits	22,347	19,524
Accrued expenses and other current liabilities	29,240	36,759
Income taxes payable	1,990	1,945
Short-term debt	3,385	30,554
Deferred revenue	74,193	83,589
Total current liabilities	149,008	212,259
Long-term debt	227,392	199,034
Long-term deferred revenue	11,530	14,312
Long-term lease liabilities	28,482	28,127
Other long-term liabilities	5,448	5,646
Total liabilities	421,860	459,378

Stockholders’ deficit:
Common stock	$437	$430
Additional paid-in capital	1,030,303	1,027,824
Accumulated deficit	(1,183,421)	(1,179,409)
Accumulated other comprehensive loss	(3,811)	(3,930)
Total stockholders’ deficit	(156,492)	(155,085)
Total liabilities and stockholders’ deficit	$265,368	$304,293

AVID TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended
	June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(4,012)	$(10,936)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,330	9,424
Allowance for (recovery from) doubtful accounts	1,205	(48)
Stock-based compensation expense	4,835	3,743
Non-cash interest expense	3,433	5,966
Loss on extinguishment of debt	—	2,878
Unrealized foreign currency transaction (gains) losses	(112)	105
Benefit from deferred taxes	383	43
Changes in operating assets and liabilities:
Accounts receivable	18,783	9,168
Inventories	(484)	(1,149)
Prepaid expenses and other assets	(547)	(1,095)
Accounts payable	(22,003)	(167)
Accrued expenses, compensation and benefits and other liabilities	(4,057)	(6,106)
Income taxes payable	66	(6)
Deferred revenue and contract assets	(10,932)	(8,157)
Net cash (used in) provided by operating activities	(9,112)	3,663

Cash flows from investing activities:
Purchases of property and equipment	(3,212)	(3,576)
Net cash used in investing activities	(3,212)	(3,576)

Cash flows from financing activities:
Proceeds from revolving line of credit	22,000	—
Proceeds from long-term debt	7,800	79,289
Repayment of debt	(695)	(714)
Payments for repurchase of outstanding notes	(28,867)	(76,269)
Proceeds from the issuance of common stock under employee stock plans	—	309
Common stock repurchases for tax withholdings for net settlement of equity awards	(2,357)	(1,895)
Unwind capped call cash receipt	875	27
Payments for credit facility issuance costs	(289)	(5,979)
Net cash used in financing activities	(1,533)	(5,232)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	682	(3)
Net decrease in cash, cash equivalents and restricted cash	(13,175)	(5,148)
Cash, cash equivalents and restricted cash at beginning of period	72,575	68,094
Cash, cash equivalents and restricted cash at end of period	$59,400	$62,946
Supplemental information:
Cash and cash equivalents	$55,662	$50,955
Restricted cash	$1,663	$9,020
Restricted cash included in other long-term assets	$2,075	$2,971
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$59,400	$62,946

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended June 30, 2020

	June 30,	March 31,	June 30,
	2020	2020	2019
Revenue Backlog*

Deferred Revenue	$85.7	$95.4	$93.5
Other Backlog	337.9	339.6	351.3
Total Revenue Backlog	$423.6	$435.0	$444.8

The expected timing of recognition of revenue backlog as of June 30, 2020 is as follows:

	2020	2021	2022	Thereafter	Total

Deferred Revenue	$54.6	$24	$4.4	$2.7	$85.7
Other Backlog	67.4	114.2	83.6	72.7	337.9
Total Revenue Backlog	$122.0	$138.2	$88.0	$75.4	$423.6

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.